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                                                                     EXHIBIT 4.2



THIS DEBENTURE AND THE SHARES OF COMMON STOCK OF SONUS COMMUNICATION HOLDINGS, INC., A DELAWARE CORPORATION (THE "BORROWER") INTO WHICH THIS DEBENTURE MAY BECOME CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.



                       SONUS COMMUNICATION HOLDINGS, INC.

                 15% SECURED SUBORDINATED CONVERTIBLE DEBENTURE


                                                   January 3, 2001
                                                   New York, New York


$80,000

        FOR VALUE RECEIVED, SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of QUADRANT MANAGEMENT, INC., with an address at 720 Fifth Avenue, 8th Floor, New York, New York 10018 ("Lender") the principal sum of Eighty Thousand Dollars ($80,000), together with interest accrued thereon at an interest rate equal to fifteen percent (15%) per annum on the date (the "Maturity Date") that is the earlier of
(i) ninety (90) days from the date first set forth above; (ii) the date of closing of the funding of the $500,000 subordinated convertible debenture to be provided by the Lender pursuant to the letter from lender to Borrower dated December 21, 2000; or (iii) upon the closing of any other financing in excess of $200,000. Anything to the contrary herein notwithstanding, no payment of principal or interest shall be required to be made by Borrower to the extent such principal or interest is converted into shares of common stock of the Borrower (the "Common Stock") as provided herein.

        The obligations of Borrower hereunder are guaranteed by EMPIRE ONE TELECOMMUNICATIONS, INC., a Delaware corporation and wholly owned subsidiary of Borrower ("Guarantor"). The obligations of Borrower and Guarantor hereunder shall be secured by a security interest granted in certain assets of the Borrower and Guarantor as provided in that certain Security Agreement (the "Security Agreement") by and among the Borrower, Guarantor and Lender dated of even date herewith. Lender agrees and acknowledges that the security interest granted therein shall be subordinated to the Permitted Liens (within the meaning of the Security Agreement) and otherwise as provided in the Security Agreement.

        Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in

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no event exceed the maximum rate permitted by applicable law. Both principal and interest are payable in lawful money of the United States of America to the Lender at the address above indicated.

        This Debenture and the provisions hereof are to be construed according to, and are governed by, the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, and this Debenture is further subject to the following additional provisions:

        1. Events of Default. (a) If one or more of the following events (herein called "Events of Default") shall have occurred and be continuing, that is to say:

                (i) If the Borrower shall default in the payment of the principal or interest of this Debenture after the same shall become due and payable, and such default shall not have been remedied within thirty
        (30) days after written notice thereof to Borrower; or

               (ii) If the Borrower or any of its subsidiaries shall (1) commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the U.S. Bankruptcy Code, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction; or (2) admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) make a general assignment for the benefit of creditors; or (5) have any of the foregoing proceedings commenced against it by a third party and such proceeding or proceedings are not vacated within ninety (90) days;

then the holder of this Debenture may, at any time thereafter, at its option by written notice to the Borrower, declare the principal and all accrued interest thereon to be immediately due and payable, and thereupon the same shall become so due and payable.

               (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of Lender in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the right of any holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. In case of any Event of Default, Borrower will reimburse the Lender for its reasonable attorneys' fees incurred in connection with the enforcement of its rights hereunder.

        2. Conversion Feature; Mechanics of Conversion or Cash Payment.

               (a) At any time on or prior to the Maturity Date, the Lender may, at its option, convert all or such portion of outstanding principal and accrued but unpaid interest hereon (the "Outstanding Amount") as Lender may designate in writing, into such number of shares of Borrower's Common Stock (the "Conversion Shares") as is equal to the quotient obtained by dividing (A) the Outstanding Amount, or in the case of a partial conversion of this Debenture, such


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portion of the Outstanding Amount as Lender may specify in writing to Borrower, by (B) Five Cent ($.05) (the "Conversion Price"), rounded to the nearest whole share, by providing the Borrower with written notice thereof (the "Conversion Notice"). Accrued interest hereon shall be converted prior to conversion of any outstanding principal.

               (b) Mechanics and Effect of Conversion. No fractional shares of the Borrower's Common Stock will be issued upon conversion of this Debenture. In lieu of any fractional share to which the Lender would otherwise be entitled, the Borrower will pay to Lender in cash the amount of the unconverted portion of this Debenture that would otherwise be converted into such fractional shares. Upon conversion of this Debenture, Lender shall surrender this Debenture, duly endorsed, at the principal offices of the Borrower or any transfer agent of the Borrower. At its expense, the Borrower will, as soon as practicable thereafter, issue and deliver to Lender a certificate or certificates for the number of shares of Common Stock to which Lender is entitled upon such conversion, together with such other securities and property to which Lender is entitled upon such conversion under the terms of this Debenture, including a check payable to Lender for any cash amounts payable as described herein. Upon conversion of this Debenture, the Borrower will be forever released from all of its obligations and liabilities under this Debenture, including without limitation the obligation to pay the principal and interest due and payable under this Debenture.

               (c) Mechanics of Cash Payment. Upon request for payment of this Debenture at any time after the Maturity Date, Lender shall surrender this Debenture, duly endorsed, at the principal offices of the Borrower. At its expense, the Borrower will, as soon as practicable thereafter, make a cash payment in lawful money of the United States of the principal and interest due and payable under this Debenture. Upon request for payment and satisfaction thereof, the Borrower shall be forever released from all of its obligations and liabilities under this Debenture, including without limitation any conversion rights otherwise applicable under this Debenture.

               (d) Adjustment for Merger or Reorganization, Etc. In case of any consolidation or merger of the Borrower with or into another corporation, or the conveyance of all or substantially all of the assets of the Borrower to another corporation, or upon a stock split, stock dividend, consolidation or like event, this Debenture shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the same number of shares of Common Stock deliverable upon conversion of this Debenture would have been entitled upon such event; and, in any such case, appropriate adjustment shall be made to the Conversion Price, as is appropriate for the circumstances, to the extent that the provisions set forth herein shall be thereafter applicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

               (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Borrower at its expense promptly shall compute such adjustment or readjustment and furnish to the holder of this Debenture a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, which shall be conclusive absent manifest error.

               (f) Further Adjustments. In case at any time conditions arise which in the opinion of



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the Board of Directors or in the opinion of the Lender, are not adequately covered by the provisions of this Section 2, or which might materially and adversely affect the rights of the Lender in connection with the conversion of the Debentures, then the Board of Directors shall appoint a firm of independent certified public accountants of recognized national or regional standing, who shall give their opinion upon the adjustment, if any, necessary with respect to the Conversion Price, so as to preserve the conversion rights of the Lender. Upon receipt of such opinion, the Board of Directors forthwith shall make the adjustments described therein.

        3. Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower as follows:

               a. Purchase Entirely for Own Account, Etc.. The Conversion Shares to be acquired by Lender hereunder upon conversion of this Debenture will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Lender has no present intention of selling, granting any participation in, or otherwise distributing this Debenture or the Conversion Shares. Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to this Debenture or the Conversion Shares. The Lender has not construed the contents of this Debenture, or any additional agreement with respect to the proposed investment in the Shares or any prior or subsequent communications from Borrower, or any of its officers, employees or representatives, as investment, tax or legal advice, or as information necessarily applicable to such Lender's particular financial situation. The Lender has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Conversion Shares.

               b. Disclosure. Lender has received or reviewed all the information which such Lender has requested for the purposes of determining the merits of the Conversion Shares as an investment. Lender has also received and reviewed a copy of the Company's audited financial statements for the period ended September 30, 2000 and other filings made with the Securities Exchange Commission (the "Commission"). Lender has had an opportunity to ask questions and receive answers from the Borrower regarding the Borrower, its business, and the terms and conditions of the conversion of this Debenture and the Conversion Shares. LENDER ACKNOWLEDGES AND AGREES THAT THE CONVERSION OF THE DEBENTURE INVOLVES A HIGH DEGREE OF RISK, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT CONVERTED. THERE IS NO ASSURANCE THAT THE BORROWER'S OPERATIONS WILL BE PROFITABLE IN THE FUTURE OR THAT ANY PUBLIC MARKET FOR THE SHARES WILL BE AVAILABLE.

               c. Accredited Lender. Lender is, as of the date hereof and as of the date all or any portion of this Debenture is converted into Conversion Shares, an accredited Lender as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("Securities Act"). Lender is capable of bearing the economic risk of an investment in the Conversion Shares, including the possible loss of Lender's entire investment. Lender has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Conversion Shares offered hereby. If other than an individual, Lender has not been organized



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solely for the purpose of acquiring the Conversion Shares.

               d. Restricted Securities. Lender understands that the Conversion Shares are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Conversion Shares may be resold without registration under the Securities Act only in certain limited circumstances. Lender is familiar with Rule 144 promulgated by the Commission under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally. Lender also acknowledges that the Shares are subject to significant restrictions on transfer, pledge or hypothecation.

               e. Legends. It is understood that certificates or other evidence of the Conversion Shares may bear the following legend, as well as any legend required by the laws of any state:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

               4. Covenants of Lender. Lender hereby covenants with Borrower that Lender shall not make any disposition of all or any portion of the Conversion Shares unless and until:

                      a. There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

                      b. Such Lender shall have notified Borrower of the proposed disposition and shall have furnished Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by Borrower, Lender shall have furnished Borrower with an opinion of counsel, in form and substance satisfactory to Borrower, that such disposition will not require registration of the Conversion Shares under the Securities Act.

               5. Covenants of Borrower. The Borrower covenants and agrees that for so long as this Debenture shall remain outstanding the Borrower:

                      a. will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock such number of shares that will be sufficient to permit the conversion in full of all outstanding Debentures;

                      b. will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon conversion of the Debentures shall, at the time of delivery of the certificates for such shares, be duly and validly authorized, issued, fully paid and non-assessable;


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                      c. will duly and punctually pay, or cause to be paid, the
principal and interest on this Debenture on the date(s) on which such principal and interest comes due and payable in accordance with the terms hereof;

                      d. will preserve and keep in full force and effect its corporate existence;

                      e will not declare or pay any cash dividend or other distribution on the Common Stock or make, or directly or indirectly assume, any liability or obligation in connection with any distribution of any sort in respect to its Common Stock.


                                            SONUS COMMUNICATION HOLDINGS, INC.


                                            By:
                                                 John K. Friedman, President

        FOR VALUE RECEIVED, Empire One Telecommunications, Inc., a Delaware corporation and wholly owned subsidiary of Borrower ("EOT") guarantees to the Lender hereunder the punctual payment of the principal and interest due and payable under this Debenture at the time and in the manner specified in this Debenture and according to the terms and conditions specified herein; provided, however, that EOT does not and cannot guarantee any request for conversion of the principal and interest hereunder into the Common Stock of the Borrower.

        IN WITNESS WHEREOF, EOT has caused its corporate name to be attached hereto by its president.

                                            EMPIRE ONE TELECOMMUNICATIONS, INC.


                                            By:
                                              --------------------------------
                                                 John K. Friedman, President


AGREED TO AND ACCEPTED BY:
QUADRANT MANAGEMENT, INC.


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------


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